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                                                                    EXHIBIT 10.1

                                PROMISSORY NOTE



U.S.  $200,000.00  DALLAS, TEXAS  MARCH 30, 1996



     FOR VALUE RECEIVED, the undersigned, TURBOCHEF, INC. a Delaware corporation ("Maker"), unconditionally promises to pay to the order of Jeffrey B. Bogatin ("Holder"), the principal sum of Two Hundred Thousand and No/100 Dollars ($200,000.00), in lawful money of the United States and in immediately available funds, together with accrued but unpaid interest on the outstanding principal balance, in like money and funds, at the rate per annum and on the dates provided below (provided that the interest payable shall not exceed the Maximum Rate (as hereinafter defined)).

     1.  Interest.  The unpaid principal balance of the outstanding balance
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hereunder shall bear interest at the lesser of (a) six and one-half percent
(6 1/2%) per annum, and (b) the maximum rate per annum permitted by applicable law (the "Maximum Rate"). All past-due principal and interest under this Note shall bear interest at the lesser of (i) eighteen percent (18%) per annum, and
(ii) the Maximum Rate. Interest paid or agreed to be paid shall not exceed the maximum amount permissible under the applicable laws of the United States or the State of Texas and, in any contingency whatsoever, if Holder shall receive anything of value deemed interest under such laws which would exceed the amount of interest permissible under those laws, the excessive interest shall be applied first to the reduction of unpaid principal outstanding under this Note and the remainder of such excessive interest shall then be refunded to Maker if such excessive interest exceeds unpaid principal. All interest paid or agreed to be paid under this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the Maximum Rate. Interest shall be computed on the per annum basis of a year of 360 days and for the actual number of days (including the first but excluding the last day) elapsed.

     2.  Payment of Principal and Interest.  The outstanding principal balance
         ---------------------------------
of this Note, together with accrued interest thereon, shall be due and payable upon demand.

     3.  Representations and Warranties. Maker does hereby represent and
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warrant to Holder as follows:

         (a)  Due Organization and Qualification.  Maker (i) is duly organized
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     and validly existing and in good standing under the laws of the State of
     Delaware; and (ii) is qualified and licensed to do business in, and in good standing in, any other state or foreign jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified.

         (b) Due Authorization; No Conflict.  The execution, delivery and
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     performance of this Note are within Maker's corporate powers, have been duly

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     authorized and do not conflict with or constitute a breach of any provision contained in Maker's governing documents, nor do they constitute an event of default under any agreement to which Maker is now a party.

          (c) No Default.  No Event of Default (as hereinafter defined) and no
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     event which, with the giving of notice or lapse of time or both, would become such an Event of Default, has occurred and is continuing.

          (d) Compliance with Laws.  Maker is in compliance in all material
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     respects with all applicable foreign, federal, state or local laws, statutes, ordinances, regulations, orders and other requirements of any federal, state, county, parish, local or foreign governmental entity or municipality or subdivision thereof or any authority, arbitrator, department, commission, board, bureau, body, agency, court or instrumentality thereof (each a "Governmental Authority") having jurisdiction over Maker, Maker's assets or the conduct of Maker's business.

     4.   Covenants.
          ---------

     While any part of any of the obligations arising hereunder remains unpaid, and unless otherwise waived by Holder in writing, Maker agrees as follows:

          (a) Corporate Existence.  Maker shall maintain and preserve its
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     corporate existence and authority to transact business and shall remain in good standing under the laws of the State of Delaware and all other jurisdictions where the failure to do so maintain would have a material adverse effect upon the assets of Maker.

          (b) Observance of Terms.  (a) Maker shall pay the principal and
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     interest on this Note when due or when declared due, in accordance with this Note, and (b) Maker shall observe, perform and comply with every covenant, term and condition herein on the part of Maker to be observed, performed or complied with.

          (c) Compliance with Applicable Law.  Maker shall comply in all
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     respects with the requirements of all applicable laws, the noncompliance with which might, in any respect, materially and adversely affect Maker's business, property, assets, operations or condition, financial or otherwise.

          (d) Notice of Default.  Maker shall notify Holder in writing within
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     three (3) business days after the earliest date on which any director or officer of Maker acting diligently and in good faith becomes or should have become aware thereof (a) of any condition or event that constitutes an Event of Default or an event that, with the giving of notice or lapse of time or both, would constitute and Event of Default, (b) of any other material default or potential material default by Maker, under any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement to which Maker is a party or by which Maker is bound, or (c) of any

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     event or condition that, or an event that, with the giving of notice or lapse of time or both, would allow or permit the attachment of any liens, claims, security interests or encumbrances on any of Maker's assets. Such notice shall specify the nature and period of existence of any such condition, event, default or potential default and what action Maker has taken, is taking or proposes to take with respect thereto.

     5.   Events of Default.  For purposes of this Note, an "Event of Default"
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shall mean:

          (a) Failure by Maker to pay any principal or interest on this Note, or any renewal, extension, modification or rearrangement hereof, when due or declared due; or

          (b) Any representation or warranty made by Maker in this Note, in any certificate or financial or other statement furnished to Holder by Maker or in any other agreement between Holder and Maker is untrue in any material respect as of the date made or furnished; or

          (c) Filing by Maker of a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by Maker consenting to, approving of or acquiescing in any such petition or proceeding; the application by Maker for, or the appointment by consent or acquiescence of, a receiver or trustee for Maker or for all or a substantial part of the assets of Maker; the making by Maker of an assignment for the benefit of creditors; or the inability of Maker or admission by Maker, in writing, of its inability to pay its debts as they mature (the term "acquiescence" as used in this Section 5(c) shall mean the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within sixty (60) days after the appointment of a receiver or trustee); or

          (d) Filing of an involuntary petition against Maker in bankruptcy seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, and such petition remains undismissed or unanswered for a period of sixty (60) days from such filing; or the involuntary appointment of a receiver or trustee for Maker or for all or a substantial part of the assets of Maker, and such appointment remains unvacated for a period of sixty (60) days or unopposed for a period of ten (10) days from such appointment; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the assets of Maker and such warrant remains unbonded or undismissed for a period of fifteen (15) days from notice to Maker of its issuance; or

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          (e) Without prior written consent of Holder, Maker shall sell, transfer, lease or otherwise dispose of all or substantially all of its assets or property, other than sales of inventory in the ordinary course of business; or

          (f) Maker ceases to function as a going concern or conduct its operations in the normal course of business.

     6.   Acceleration.  Upon the occurrence of any Event of Default set forth
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in Section 5, Holder may (but only if Maker has not cured such Event of Default to Holder's reasonable satisfaction within fifteen (15) days after written notice of such Event of Default is sent by Holder to Maker), in Holder's sole and absolute discretion and upon Maker's receipt of written notice to such effect, declare the principal of and interest accrued but unpaid under this Note to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, acceleration, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or notice of any kind, all of which are hereby waived.

     7.   Prepayment.  This Note may be prepaid at any time, in whole or in
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part, without premium or penalty, at the option of Maker.

     8.   Transfer.  Holder may not sell, transfer, pledge, hypothecate or
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otherwise dispose of this Note or any interest herein without the prior written approval of Maker, which may be granted or denied by Maker in its sole discretion.

     9.   Surrender.  Upon payment in full of the principal amount, this Note
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shall be surrendered by Holder to Maker for cancellation.

     10.  Notices.  Unless otherwise provided herein, all notices, requests,
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consents and demands shall be in writing and shall be delivered to the following addresses:

     If intended for Holder, to:

          Jeffrey B. Bogatin
          888 Park Avenue
          New York, New York 10021
          Facsimile: (212) 737-5576

     If intended to Maker, to:

          TurboChef, Inc.
          10500 Metric Drive, Suite 128
          Dallas, Texas 75243
          Attn: Dennis J.  Jameson, Chief Financial Officer
          Facsimile: (214) 340-8477

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or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner. All such notices, requests, consents and demands shall be in writing and deemed to have been given or made when (i) delivered personally; (ii) delivered by facsimile when confirmed; or (iii) sent by overnight courier, guaranteeing two- day delivery.

     11.  Waiver.  No waiver or consent by Holder  with respect to any act or
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omission of Maker on one occasion shall constitute a waiver or consent with respect to any other act or omission by Maker on the same or any other occasion, and no failure on the part of Holder to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Holder of any right hereunder preclude any other further right of exercise thereof or the exercise of any other right.

     12.  Parties in Interest.  All covenants and agreements contained in this
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Note shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that Maker may not assign its rights hereunder without the prior written consent of Holder.

     13.  Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND
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ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF TEXAS, WITHOUT REGARD TO ITS
PRINCIPLES OF CONFLICTS OF LAWS.

     14.  Jurisdiction and Venue.  Any jurisdictional proceeding brought by or
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against any of the parties to this Note, on any dispute arising out of this Note or any matter related hereto shall be brought in the courts of Dallas County, State of Texas, and, by execution and delivery of this Note, each of the parties to this Agreement accepts for itself the exclusive jurisdiction and venue of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note after exhaustion of all appeals (or by the appropriate appellate court if such appellate court renders judgment).

     15.  Severability.  If any provision of this Note is held to be illegal,
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invalid or unenforceable under present or future laws effective during the term of this Note, such provision shall be fully severable; this Note shall be construed and enforced as if such illegal, invalid and unenforceable provision had never comprised a part hereof and this Note shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Note.

     16.  Modification.  No modification or waiver of any provision of this Note
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shall be effective unless such modification or waiver shall be in writing and executed by a duly authorized officer or Holder.

     17.  No Demand, Presentment.  The undersigned and all parties now or
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hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive demand, presentment for payment, notice of dishonor, notice of intention to demand or accelerate payment hereof, protest and notice of protest and diligence on collecting or bringing suit against any party hereof, and agree to all extensions, renewals, indulgences, releases or changes which

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from time to time may be granted by Holder and to all partial payments hereon, with or without notice, before or after maturity.

     18.  Attorneys' Fees.  If this Note is placed in the hands of an attorney
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for collection, or if it is collected through bankruptcy or other judicial proceedings, Maker agrees to pay all expenses of collection, including, but not limited to, attorneys' fees, incurred by the Holder.


                    MAKER:             TURBOCHEF, INC.



                                    /s/ Dennis J. Jameson
                                    -------------------------------------------
                                    By: Dennis J.  Jameson
                                    Title: Chief Financial Officer

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